UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 21, 2024

RXO, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-41514	88-2183384
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11215 North Community House Road, Charlotte, NC	28277
(Address of Principal Executive Offices)	(Zip Code)

(980) 308-6058
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	RXO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Purchase Agreement

On June 21, 2024, RXO, Inc, a Delaware corporation (“RXO”), United Parcel Service of America, Inc., a Delaware corporation (“UPS”), UPS Corporate Finance S.À R.L., a limited liability company (société à responsabilité limitée) organized under the laws of the Grand Duchy of Luxembourg (“UPS Lux”), and UPS SCS (UK) LTD., a limited company formed under the laws of England and Wales (“UPS SCS”, and together with UPS and UPS Lux, the “Sellers”), entered into a Purchase Agreement (the “Purchase Agreement”), pursuant to which, following the satisfaction or waiver of certain conditions, RXO will purchase the Sellers’ technology-driven, asset light based truckload freight brokerage services business, as well as certain assets used to conduct haulage, dedicated transport and warehousing services in the United Kingdom (collectively, the “Business”) (the “Transaction”) for $1.025 billion in cash, subject to certain customary adjustments.

The consummation of the Transaction is subject to the satisfaction of certain customary closing conditions, including expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the absence of certain legal restraints on completion of the transaction. Each of RXO’s and the Sellers’ obligations to complete the Transaction are subject to certain customary conditions, including: (i) the accuracy of the representations and warranties of the other party, subject to applicable materiality or material adverse effect standards; (ii) compliance of the other party with its covenants in all material respects and (iii) execution of certain ancillary agreements in accordance with the Purchase Agreement.

The Purchase Agreement contains representations, warranties and other covenants made by each of RXO and the Sellers that are customary for transactions of this nature, including certain restrictions on the Sellers and their affiliates from conducting certain business activities that compete with the Business for three years following the closing of the Transaction, subject to certain exceptions as described in the Purchase Agreement. Under the Purchase Agreement, RXO and the Sellers have agreed to enter into certain other agreements in connection with the Transaction, including with respect to intellectual property matters.

The Purchase Agreement contains customary indemnification provisions for RXO and the Sellers, including obligations for RXO and the Sellers to indemnify the other party for losses related to certain breaches of certain covenants and certain liabilities expressly assumed or retained by the relevant indemnifying party.

The Purchase Agreement may be terminated prior to the consummation of the Transaction by the mutual written consent of RXO and the Sellers and in certain other circumstances, including if closing has not occurred on or prior to December 31, 2024, subject to an automatic extension of three months if the required regulatory approvals have not yet been obtained.

The foregoing description of the Purchase Agreement is qualified in its entirety by reference to the Purchase Agreement, a copy of which is filed herewith as Exhibit 2.1 and is incorporated herein by reference. It is not intended to provide any other factual information about RXO, the Sellers, the Business, their respective businesses, or the actual conduct of their respective businesses during the period prior to the consummation of the Transaction. The Purchase Agreement contains representations and warranties that are the product of negotiations among the parties thereto and the parties made to, and solely for the benefit of, each other as of specified dates. The assertions embodied in those representations and warranties are subject to qualifications and limitations agreed to by the respective parties and are also qualified in important part by confidential disclosure schedules delivered by the respective parties to the Purchase Agreement. The representations and warranties may have been made for the purpose of allocating contractual risk between the parties to the agreements instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors.

Financing Commitments

In connection with its entry into the Purchase Agreement, RXO obtained (i) equity financing commitments from MFN Partners, LP and certain affiliates of Orbis Investment Management Limited to invest in RXO an aggregate of $550 million for perpetual non-convertible preferred stock and warrants to purchase up to approximately 18.3 million shares of common stock of RXO and (ii) a debt financing commitment of $1.1 billion in the aggregate from Goldman Sachs Bank USA for senior unsecured bridge loans, in each case, which will be used to finance a portion of the consideration due under the Purchase Agreement and related fees and expenses, subject to the terms and conditions set forth in the related equity and debt commitment letters.

Item 2.02.	Results of Operations and Financial Condition.

On June 23, 2024, RXO issued a press release announcing the entry into the Purchase Agreement and certain other information, including that RXO reaffirmed its prior second quarter outlook of adjusted EBITDA. A copy of the press release is furnished as Exhibit 99.1 and is incorporated herein by reference.

Item 7.01.	Regulation FD.

On June 24, 2024, RXO will hold a webcast to discuss, among other things, the announcement of the entry into the Purchase Agreement and certain other information. A copy of the slide presentation for such webcast is furnished as Exhibit 99.2 and is incorporated herein by reference.

The information furnished in Items 2.02 and 7.01, including Exhibits 99.1 and 99.2, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, and shall not be deemed to be incorporated by reference into any filing of RXO under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Forward-looking Statements

This communication includes forward-looking statements, including statements relating to the potential transaction, such as the expected funding and time period to consummate the potential transaction and the anticipated benefits (including synergies) of the potential transaction, as well as the second quarter outlook. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. In some cases, forward-looking statements can be identified by the use of forward-looking terms such as “anticipate,” “estimate,” “believe,” “continue,” “could,” “intend,” “may,” “plan,” “predict,” “should,” “will,” “expect,” “project,” “forecast,” “goal,” “outlook,” “target,” or the negative of these terms or other comparable terms. However, the absence of these words does not mean that the statements are not forward-looking. These forward-looking statements are based on certain assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate in the circumstances.

These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions that may cause actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Factors that might cause or contribute to a material difference include the risks discussed in our filings with the SEC and the following: the risk that regulatory approvals are not obtained or are obtained subject to conditions that are not anticipated; potential delays in consummating the potential transaction, including as a result of regulatory approvals; RXO’s ability to integrate the operations of the Business in a successful manner and in the expected time period; the possibility that any of the anticipated benefits and projected synergies of the potential transaction will not be realized or will not be realized on the anticipated terms and within the expected time period; the occurrence of any event, change or other circumstance that could give rise to the termination of the purchase agreement; risks that the anticipated tax treatment of the potential transaction is not obtained; unforeseen or unknown liabilities; customer, regulatory and other stakeholder approvals and support; unexpected future capital expenditures; potential litigation relating to the potential transaction that could be instituted against RXO or its directors; the possibility that the potential transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events; the effect of the announcement, pendency or completion of the potential transaction on the parties’ business relationships and business generally; risks that the potential transaction disrupts current plans and operations of RXO and potential difficulties in employee retention and hiring as a result of the potential transaction, as well as the risk of disruption of RXO’s or the Business’ management, including the diversion of management’s time and attention to completion of the proposed transaction and integration matters, and business disruption during the pendency of, or following, the potential transaction; certain restrictions during the pendency of the proposed transaction that may impact RXO’s and the Business’ ability to pursue certain business opportunities or strategic transactions; negative effects of this announcement, and the pendency or completion of the potential transaction on the market price of RXO’s common stock and/or operating results; rating agency actions and RXO’s ability to access short- and long-term debt and equity markets on a timely and affordable basis; the risk that actual results of the Business may differ materially from preliminary results; and the risks described in Part I, Item 1A “Risk Factors” of RXO’s Annual Report on Form 10-K for the year ended December 31, 2023 and in subsequent filings with the SEC. All forward-looking statements set forth in this communication are qualified by these cautionary statements and there can be no assurance that the actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences to or effects on us or our business or operations. Forward-looking statements set forth in this communication speak only as of the date hereof, and we do not undertake any obligation to update forward-looking statements to reflect subsequent events or circumstances, changes in expectations or the occurrence of unanticipated events, except to the extent required by law.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
2.1	Purchase Agreement, dated as of June 21, 2024, by and among RXO, Inc., United Parcel Service of America, Inc., UPS Corporate Finance S.À R.L. and UPS SCS (UK) LTD.*
99.1	Press release, dated June 23, 2024.
99.2	Presentation, dated June 23, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*Annexes, schedules and/or exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. RXO hereby agrees to furnish supplementally a copy of any omitted attachment to the SEC on a confidential basis upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 24, 2024

RXO, INC.
By:	/s/ Jeffrey D. Firestone
Jeffrey D. Firestone
Chief Legal Officer and Corporate Secretary